Exhibit 32.3

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John Adamovich, Jr., Chief Financial Officer of Aeroflex Holding Corp., hereby certify that the Form 10-Q of Aeroflex Holding Corp. for the period ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Aeroflex Holding Corp.

/s/ John Adamovich, Jr.

Name: John Adamovich, Jr.
Chief Financial Officer

Date: February 9, 2011

A signed original of this written statement required by Section 906 has been provided to Aeroflex Holding Corp. and will be retained by Aeroflex Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.